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                                                                    EXHIBIT 23.2

               CONSENT OF CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

    We hereby consent to the use of our name and the references to the "C&W Market Study" wherever appearing in this Registration Statement filed by Arden Realty Group, Inc. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings "C&W Market Study" and "Experts" in the Prospectus.

Dated: July 16, 1996

                                          Cushman & Wakefield of California,
                                          Inc.

                                          By:         /s/ JAMES W. MYERS

                                             -----------------------------------
                                                    Name: James W. Myers
                                                   Title: SENIOR DIRECTOR